                                                                 EXHIBIT 4(yyyy)



                           MERRILL LYNCH & CO., INC.

                                       TO

                         ______________________________

                                   as Trustee



                    ________________________________________

                        _________ SUPPLEMENTAL INDENTURE

                         Dated as of _________ __, 1998

                    ________________________________________



                    [Senior] [Subordinated] Debt Securities



                           Supplemental to Indenture
                          Dated as of ________________

                               TABLE OF CONTENTS
                               -----------------


                                  ARTICLE ONE

                                  DEFINITIONS


     SECTION 101.   Definitions.............................  1
                    "Company"...............................  2
                    "Indenture".............................  2
                    "Person"................................  2
                    "Principal Indenture"...................  2
                    "Securities"............................  2
                    "Supplemental Indenture"................  2


                                  ARTICLE TWO

                        AMENDMENT OF CERTAIN PROVISIONS
                           OF THE PRINCIPAL INDENTURE

     SECTION 201.   Amendments..............................  2


                                 ARTICLE THREE

                                 MISCELLANEOUS


     SECTION 301.   Effect of Supplemental Indenture........ 11
     SECTION 302.   Conflict with Trust Indenture Act....... 11
     SECTION 303.   Successors and Assigns.................. 11
     SECTION 304.   Separability Clause..................... 11
     SECTION 305.   Benefits of Supplemental Indenture...... 11
     SECTION 306.   Governing Law........................... 12
     SECTION 307.   Execution in Counterparts............... 12
     SECTION 308.   Responsibility for Recitals............. 12

     __________________ Supplemental Indenture, dated as of _________ __, 1998
(the "Supplemental Indenture"), by and between Merrill Lynch & Co., Inc., a corporation organized and existing under the laws of the State of Delaware, having its principal office at World Financial Center, New York, New York 10281-1334 (the "Company"), and ___________, a corporation duly organized and existing under the laws of the State of New York and having its Corporate Trust Office at __________________________, as trustee (the "Trustee").

     WHEREAS, the Company has heretofore executed and delivered its Indenture, dated as of _________________, ____ (as amended and supplemented to the date hereof, the "Principal Indenture"), to the Trustee to provide for the issuance from time to time of its [unsecured and unsubordinated debentures, notes or other evidences of senior indebtedness] [subordinated debentures, notes or other evidences of subordinated indebtedness] (the "Securities"), unlimited as to principal amount; and

     WHEREAS, the Principal Indenture, as amended by the Trust Indenture Reform Act of 1990, and this Supplemental Indenture are hereinafter collectively referred to as the "Indenture"; and

     WHEREAS, Section 901 of the Principal Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Principal Indenture, in form satisfactory to the Trustee, (a) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 thereof and (b) to cure any ambiguity, to correct or supplement any provision in the Principal Indenture which may be defective or inconsistent with any other provision of the Principal Indenture, or to make any other provisions with respect to matters or questions arising under the Principal Indenture which shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; and

     WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done;

     NOW, THEREFORE, the Company and the Trustee, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

     SECTION 101.  Definitions.  For all purposes of the Principal Indenture and
                   -----------
this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article One have the meanings assigned to them in this Article

One. Capitalized terms used in the Principal Indenture and this Supplemental Indenture but not defined herein are used as they are defined in the Principal Indenture.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of the Principal Indenture, and thereafter "Company" shall mean such successor corporation.

          "Indenture" has the meaning specified in the second recital of the Company in this instrument.

          "Place of Payment" when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable and, if applicable, where the Securities of that series are convertible into or exchangeable for other Securities, securities or other property as specified as provided pursuant to Section 301.

          "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency or instrumentality thereof.

          "Principal Indenture" has the meaning specified in the first recital of the Company in this instrument.

          "Securities" has the meaning specified in the first recital of the Company in this instrument.

          "Supplemental Indenture" has the meaning specified in the first paragraph of this instrument.


                                  ARTICLE TWO

                        AMENDMENT OF CERTAIN PROVISIONS
                           OF THE PRINCIPAL INDENTURE

     SECTION 201.   Amendments.
                    ----------

     (a) Section 101 of the Principal Indenture is hereby amended by deleting the definition of "Outstanding" therein in its entirety and inserting in its stead the following:

          "Outstanding" when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

     (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                 (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities and any coupons thereto appertaining, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                 (iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

                 (iv) any Security, or a portion thereof, converted into, or exchanged for, other Securities, securities or other property, if the terms of such Security provide for such conversion or exchange;

     provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Securities for quorum purposes, the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that could be declared to be due and payable pursuant to the terms of such Original Issue Discount Security at the time the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee as provided in Section 104(a), and, provided further, that Securities owned beneficially by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor, other than Securities purchased in connection with the distribution or trading thereof, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor."

     (b) Section 114 of the Principal Indenture is hereby amended by deleting such section in its entirety and inserting in its stead the following:

          "Section 114.  Legal Holidays.

          In any case where any Interest Payment Date, Redemption Date, Stated Maturity of any Security or the last day on which a Holder has the right to convert or exchange a Security at a particular price shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or the Securities or coupons other than a provision in the Securities which specifically states that such provision shall apply in lieu of this Section) payment of interest or any Additional Amounts or principal (and premium, if any) or, if applicable, to a particular series of Securities, conversion or exchange need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or on such last day for conversion or exchange, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity, or on such last day for conversion or exchange, as the case may be."

     (c) Section 301 of the Principal Indenture is hereby amended by:

          (1) deleting clause (11) in its entirety and inserting in its stead the following:

          "(11) the obligation, if any, of the Company, to permit the conversion or exchange of such Securities into or for other Securities, securities or other property and the terms and conditions upon which such conversion or exchange shall be effected (including, without limitation, the initial conversion or exchange price or rate, the conversion or exchange period, any adjustment of the applicable conversion or exchange price, any requirements relative to reservation of shares for purposes of conversion or exchange and any other provision in addition to or in lieu of those set forth in this Indenture or in any indenture supplemental hereto relative to such obligation);"

          (2) adding as a new clause (12) the following:

          "(12) the obligation, if any, of the Company to pay and discharge the Securities of such series upon any redemption of such Securities in accordance with the terms thereof by delivering to the Holders thereof other securities (whether or not issued by, or the obligation of, the Company), or a combination of cash, other securities and/or other property, and the terms and conditions upon which such payment and discharge shall be effected (including, without limitation, any provisions in addition to or in lieu of those set forth in this Indenture or in any indenture supplemental hereto relative to such obligation);"

          (3) adding as a new clause (13) the following:

          "(13) the obligation, if any, of the Company to pay and discharge the Securities of such series upon any required repurchase of such Securities in accordance with the terms thereof by delivering to the Holders thereof other securities (whether or not issued by, or the obligation of, the Company), or a combination of cash, other securities and/or other property, and the terms and conditions upon which such payment and discharge shall be effected (including, without limitation, any provisions in addition to or in lieu of those set forth in this Indenture or in any indenture supplemental hereto relative to such obligation;"

          (4) adding as a new clause (14) the following:

          "(14) the ability of the Company to satisfy its obligation, if any, to exchange the Securities of such series in accordance with the terms thereof by delivering to the Holders thereof other securities (whether or not issued by, or the obligation of, the Company) or a combination of cash, other securities and/or other property, and the terms and conditions upon which such exchange shall be effected (including, without limitation, the relevant exchange provisions, exchange rate and any other provision in addition to or in lieu of those set forth in this Indenture or in any indenture supplemental hereto relative to such obligation);"

          (5) deleting clause (12) in its entirety and inserting in its stead the following:

          "(15) if other than the principal amount thereof, the portion of the principal amount of such Securities which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or, if applicable, the portion of the principal amount of any such Securities that may be converted or exchanged in accordance with the provisions of this Indenture or in the manner in which such portion is to be determined;"

          (6) renumbering current clauses [(13) through (17)] [(13) through
(18)] of Section 301 to clauses [(16) through (20)] [(16) through (21)], respectively.

     (d) Section 307 of the Principal Indenture is hereby amended by deleting the first paragraph of such section and inserting in its stead the following:

          "Subject to the terms of any series of Securities which are convertible into or exchangeable for other Securities, securities or other property, interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall, if so provided in such Security, be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. In case a Bearer Security of any series is surrendered in exchange for a

     Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture."

     (d) Section 309 of the Principal Indenture is hereby amended by deleting such section in its entirety and inserting in its stead the following:

          "SECTION 309.  Cancellation.

          All Securities and coupons surrendered for payment, redemption, conversion, exchange, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and coupons and Securities and coupons surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities and coupons held by the Trustee shall be destroyed by it unless by a Company Order the Company directs their return to it."

     (e) Section 401 of the Principal Indenture is hereby amended by adding as a new final paragraph of such section the following:

          "Notwithstanding the foregoing, the related indenture supplemental hereto, Board Resolution or other instrument establishing the terms of a series of Securities that is convertible into or exchangeable for other Securities, securities or other property, shall expressly provide that this Article Four shall not be applicable thereto."

     (f) Section 508 of the Principal Indenture is hereby amended by deleting such section in its entirety and inserting in its stead the following:

          "SECTION 501. Unconditional Right of Holders to Receive Principal, Premium and Interest.

          Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Sections

     305 and 307) interest on and any Additional Amounts in respect of such Security or payment of such coupon on the respective Stated Maturity or Maturities expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date), to institute suit for the enforcement of any such payment, and, in the case of Securities which are convertible into or exchangeable for Securities, other securities or other property, the right to receive such Securities, securities or other property when such Securities are converted or exchanged in accordance with the terms of such Securities, and such right shall not be impaired without the consent of such Holder."

     (g) Section 508 of the Principal Indenture is hereby amended by deleting such section in its entirety and inserting in its stead the following:

          "SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interests and Right to Convert.

          Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Sections 305 and 307) interest on and any Additional Amounts in respect of such Security or payment of such coupon on the respective Stated Maturity or Maturities expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date), to convert or exchange such security on the last day for such conversion or exchange and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder."

     (h) Section 514 of the Principal Indenture is hereby amended by deleting such section in its entirety and inserting in its stead the following:

          "SECTION 514.  Undertaking for Costs.

          All parties to this Indenture agree, and each Holder of any Security or coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit, other than the Trustee, of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, including the Trustee, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Company, the Trustee or by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder of any Security or coupon for the enforcement of the payment of the principal of (and premium, if any) or interest on or any Additional Amounts in respect of any Security or the payment of any coupon on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date) or interest on any overdue principal of any Security, or to any suit instituted by any Holder of a Security for the enforcement of any right to convert or exchange such Security in or for another Security, security or other property."

     (i) [Section 614] [Section 612] of the Principal Indenture is hereby amended by deleting the first paragraph of such section in its entirety and inserting in its stead the following:

          "The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue or exchange, registration of transfer or partial redemption thereof, partial conversion or partial exchange thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $5,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section."

     [(j) Section 901 of the Principal Indenture is hereby amended by:

          (1) adding as a new clause (8) in Section 901 the following:

          "(8) to provide for the conversion or exchange of any series of Securities pursuant to the requirements of the related indenture supplemental hereto, Board Resolution or other instrument establishing the terms of such series of Securities; or"; and

          (2) renumbering current clause (8) of Section 901 to clause (9).]

     (k) Section 902 of the Principal Indenture is hereby amended by deleting the first paragraph of such section in its entirety and inserting in its stead the following:

          "With the consent of the Holders of not less than 66-2/3% in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any Additional Amounts payable in respect thereof, or any premium payable upon the redemption thereof, or change the obligation of the Company to pay Additional Amounts pursuant to Section 1004 (except as contemplated by Section 801(i) and permitted by Section 901(1)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

          (2) decrease the rate of conversion or exchange or increase the conversion or exchange price of any Securities or otherwise adversely affect the right to convert or exchange any Securities; or

          (3) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of [Section 1404] [Section 1504] for quorum or voting; or

          (4) modify any of the provisions of this Section, or Section 513[, or
     Section 1007], except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby."

     (l) Section 1002 of the Principal Indenture is hereby amended by deleting the first two paragraphs of such section in its entirety and inserting in their stead the following:

          "The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series (but not Bearer Securities, except as otherwise provided below, unless such Place of Payment is located outside the United States) may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and, if applicable to such series of Securities, for conversion or exchange, and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain, subject to any laws or regulations applicable thereto, an office or agency in a Place of Payment for such series which is located outside the United States where Securities of such series and the related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Securities of such series pursuant to Section 1004); provided, however, that if the Securities of such series are listed on the London Stock Exchange Limited or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of such series are listed on such exchange. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Bearer Securities of that series pursuant to Section 1004) at the place specified for the purpose pursuant to Section 301, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     Except as otherwise provided in the form of Bearer Security of any particular series pursuant to the provisions of this Indenture, no conversion or exchange of Bearer Securities and no payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, payment of principal of and any premium and interest in U.S. dollars (including Additional Amounts payable in respect thereof) on any Bearer Security may be made at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York if (but only if) payment of the full amount of such principal, premium, interest or Additional Amounts at all offices outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions."

     (m) Section 1103 of the Principal Indenture is hereby amended by deleting such section in its entirety and inserting in its stead the following:

          "[SECTION 1103] [SECTION 1203]. Selection by Trustee of Securities to be Redeemed.

          If less than all the Securities of any series with the same issue date, interest rate and Stated Maturity are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Registered Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Registered Security of such series not redeemed to less than the minimum denomination for a Security of that series established pursuant to Section 302.

          If any Security selected for partial redemption is converted or exchanged in part before termination of the conversion or exchange right with respect to the portion of the Security so selected, the converted or exchanged portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted or exchanged during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

          The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed".

     (n) [Section 1104] [Section 1204] of the Principal Indenture is hereby amended by:

     (1) adding as a new clause (6) the following:

          "(6) that a Holder of Securities who desires to convert or exchange Securities called for redemption must satisfy the requirements for conversion or exchange contained in such Securities, the then existing conversion or exchange price or rate, and the date and time when the option to convert or exchange shall expire;"

          (2) renumbering current clauses (6) and (7) of [Section 1104] [Section 1204] to clauses (7) and (8), respectively.

     (o) [Section 1105] [Section 1205] of the Principal Indenture is hereby amended by deleting such section in its entirety and inserting in its stead the following:

          "[SECTION 1105] [SECTION 1205].  Deposit of Redemption Price.

          On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on and any Additional Amounts with respect thereto, all the Securities or portions thereof which are to be redeemed on that date.

          If any Security called for redemption is converted or exchanged, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to the right of any Holder of such Security to receive interest as provided in the last paragraph of Section 307 pursuant to the terms of any Securities that are convertible or exchangeable) be paid to the Company on Company Request, or if then held by the Company, shall be discharged for such trust."

     (p) [Section 1106] [Section 1206] of the Principal Indenture is hereby amended by deleting the first paragraph of such section in its entirety and inserting in its stead the following:

          "Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with accrued interest (and any Additional Amounts) to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only upon presentation and surrender of coupons for such interest (at an office or agency located outside the United States except as otherwise provided in Section 1002), and provided, further, that, except as otherwise provided with respect to Securities convertible into, or exchangeable for, other Securities, securities or property, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307."

     (q) the Principal Indenture is hereby amended by adding as a new Section 1501 the following:

          "[SECTION 1502] [SECTION 1602].  Conversion or Exchange of Securities.

          The Company may issue Securities that are convertible into, or exchangeable for, other Securities or securities, in which case all terms and conditions relating to such conversion or exchange shall be as provided in or pursuant to any indenture supplemental hereto, an appropriate Board Resolution or as otherwise contemplated by Section 301."


                                 ARTICLE THREE

                                 MISCELLANEOUS

     SECTION 301.  Effect of Supplemental Indenture.  The Principal Indenture,
                   --------------------------------
as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Principal Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

     SECTION 302.  Conflict with Trust Indenture Act.  If any provision hereof
                   ---------------------------------
limits, qualifies or conflicts with another provision hereof which is required to be included in the Principal Indenture or this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     SECTION 303.  Successors and Assigns.  All covenants and agreements in this
                   ----------------------
Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 304.  Separability Clause.  In case any provision in this
                   -------------------
Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Securities) shall not in any way be affected or impaired thereby.

     SECTION 305.  Benefits of Supplemental Indenture.  Nothing in this
                   ----------------------------------
Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

     SECTION 306.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED
                   -------------
TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

     SECTION 307.  Execution in Counterparts.  This Supplemental Indenture may
                   -------------------------
be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 308.  Responsibility for Recitals.  The recitals contained herein
                   ---------------------------
shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Principal Indenture or this Supplemental Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                              MERRILL LYNCH & CO., INC.



                              By:   ____________________________
                                    Name:
                                    Title:


                              __________________________________

                              as Trustee



                              By:   ____________________________
                                    Name:
                                    Title:

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